UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2012
____________________

Cameron International Corporation
(Exact name of registrant as specified in charter)

Delaware	1-13884	76-0451843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 West Loop South, Suite 1700, Houston, Texas (Address of principal executive offices)	77027 (Zip Code)

Registrant’s telephone number, including area code: (713) 513-3300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On November 14, 2012, Cameron International Corporation, a Delaware corporation (“Cameron”), entered into a definitive Master Formation Agreement (the “MFA”) by and among Cameron, Schlumberger Limited, a Curaçao corporation (“Schlumberger”), and certain subsidiaries of Schlumberger.  Under the terms of the MFA, Cameron and Schlumberger will contribute their respective subsea businesses to a joint venture, which will operate under the name, OneSubseaTM.  In addition, Schlumberger will pay $600 million to Cameron.  The joint venture will be owned 60% by Cameron and 40% by Schlumberger.  At the closing, Cameron, Schlumberger and certain of their respective subsidiaries will enter into a shareholders’ agreement (the “Shareholders’ Agreement”) in substantially the form attached as an exhibit to the MFA.  Under the terms of the Shareholders’ Agreement, the governance of the joint venture will be overseen by an executive committee comprised of three representatives appointed by Cameron and two representatives appointed by Schlumberger.  The transactions contemplated by the MFA are subject to regulatory approvals and other customary closing conditions.

The foregoing description of the MFA and the Shareholders’ Agreement do not purport to be complete and are qualified in their entirety by reference to the MFA and the form of Shareholders’ Agreement, copies of which are filed as Exhibit 2.1 and Exhibit 2.2 hereto, respectively, and are incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

           (d)        Exhibits.

Exhibit No.	Description
2.1	Master Formation Agreement, dated as of November 14, 2012, by and among Cameron International Corporation, Schlumberger Limited and certain subsidiaries of Schlumberger Limited.
2.2	Form of Shareholders’ Agreement, by and among Cameron International Corporation, Schlumberger Limited and certain of their respective subsidiaries.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMERON INTERNATIONAL CORPORATION

Date: November 20, 2012	By:	/s/ Grace B. Holmes
Name: Grace B. Holmes
Title: Vice President, Corporate Secretary & Chief Governance Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Master Formation Agreement, dated as of November 14, 2012, by and among Cameron International Corporation, Schlumberger Limited and certain subsidiaries of Schlumberger Limited.
2.2	Form of Shareholders’ Agreement, by and among Cameron International Corporation, Schlumberger Limited and certain of their respective subsidiaries.